Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of American Realty Investors, Inc., a Nevada corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350 that:

(i)	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii)	The information contained in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, fairly presents in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated: May 17, 2010	/s/ Daniel J. Moos
Daniel J. Moos President and Chief Executive Officer (Principal Executive Officer)

Dated: May 17, 2010	/s/ Gene S. Bertcher
Gene S. Bertcher Executive Vice President and Chief Financial Officer (Principal Financial Officer)